Exhibit 8.2

250 WEST 55TH STREET, NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

morrison & foerster llp

austin, beijing, berlin, boston, brussels, denver, hong kong, london, los angeles, miami, new york, palo alto, san diego, san francisco, shanghai, singapore, tokyo, washington, d.c.

June 17, 2026

Modiv Industrial, Inc.

2195 S. Downing Street

Denver, Colorado 80210

Re:	Opinion Regarding the Merger

Ladies and Gentlemen:

We have acted as counsel to Modiv Industrial, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-4 (Registration No. 333-296382) as amended or supplemented through the date hereof (the “Registration Statement”), initially filed with the SEC on June 1, 2026, which includes the Joint Proxy Statement/Prospectus of the Company and Global Net Lease, Inc. (“Parent”) describing the Agreement and Plan of Merger, dated as of May 3, 2026 (the “Merger Agreement”), by and among the Company, Modiv Operating Partnership, L.P., a Delaware limited partnership and subsidiary of the Company (“Company OpCo”), Parent, GNL Motion Merger Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“Merger Sub”), Global Net Lease Operating Partnership, L.P., a Delaware limited partnership and subsidiary of Parent (“Parent OpCo”), and GNL Motion OpCo Merger Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent OpCo (“OpCo Merger Sub”). The Merger Agreement provides for the merger (the “Merger”) of the Company with and into Merger Sub. This opinion relates to the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement.

In connection with the preparation and delivery of our opinion, we have examined and with your consent relied upon (without undertaking any independent investigation thereof) the following documents: (i) the Merger Agreement; (ii) the Registration Statement ; (iii) a certificate executed by duly appointed officers of the Company setting forth certain factual representations, dated June 17, 2026 (the “Company Officer’s Certificate”); and (iv) a certificate executed by duly appointed officers of Parent setting forth certain factual representations, dated June 17, 2026 (the “Parent Officer’s Certificate”, and together with the Company Officer’s Certificate, the “Officer’s Certificates”). In addition, we have examined such other documents as we have considered relevant to our analysis, including the opinion of counsel to be received by Parent from Paul, Weiss, Rifkind, Wharton & Garrison LLP pursuant to Section 6.2(d) of the Merger Agreement (the “Parent Opinion”). In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

Modiv Industrial, Inc.

June 17, 2026

In addition, for purposes of our opinion and with your consent (without undertaking any independent investigation thereof) we have assumed that: (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with applicable state law and the terms of the Merger Agreement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties), without waiver or modification of the material terms and conditions thereof; (ii) the statements concerning the Merger and the parties thereto as set forth in the Merger Agreement are true, complete and correct, and the Registration Statement is true, complete and correct; (iii) the statements and representations contained in the Officers’ Certificates are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger; (iv) all statements and representations qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification; (v) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, and all relevant documents have been or will be duly executed in the form presented to us and that all natural persons are of legal capacity; (vi) the Company, Parent and their respective subsidiaries and affiliates will treat the Merger for U.S. federal income tax purposes in a manner consistent with this opinion and all applicable tax reporting requirements have been or will be satisfied; (vii) the Parent Opinion has been concurrently delivered and not withdrawn; and (viii) each of the Parent and the Company qualifies as a “real estate investment trust” for U.S. federal income tax purposes.

Our opinion expressed herein is based upon the provisions of the Code, applicable Treasury Regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service (the “IRS”) and court decisions, all as currently in effect as of the date hereof and all of which are subject to potential change, either prospectively or retroactively. Furthermore, our opinion represents only our best judgment of how a court would conclude if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

Our opinion relates solely to the tax treatment of the Merger under the federal income tax laws of the United States, and we express no opinion (and no opinion should be inferred) regarding the tax treatment of the Merger under the laws of any other jurisdiction. This opinion addresses only the specific tax issues set forth below, and does not address any other tax issues that may relate to the Merger or any other transaction (including any other transaction undertaken in connection with the Merger). If any change occurs in relation to the facts and circumstances surrounding the Merger or with respect to applicable law or the application or interpretation thereof, or if any one of the statements, representations, warranties, or assumptions upon which we have relied later proves inaccurate, our opinion may be adversely affected and it may not be relied upon.

Modiv Industrial, Inc.

June 17, 2026

Based upon and subject to the foregoing, we are of the opinion that the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether anything may have occurred that may affect our opinion, and we assume no continuing responsibility to inform the Company or any other party of any information that may later come to our attention and that may affect our opinion. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement, and to the references made therein to us insofar as they relate to statements of law or legal conclusions under the federal income tax laws of the United States or pertain to matters of U.S. federal income tax law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP